EXHIBIT 10.1

CRYO-CELL INTERNATIONAL, INC.

2006 STOCK INCENTIVE PLAN

1. Purpose. The purpose of the 2006 Stock Incentive Plan (the “Plan”) of CRYO-CELL- International, Inc. (the “Company”) is to increase stockholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives’”) designed to attract, retain and motivate employees, certain key consultants and directors of the Company. Incentives may consist of opportunities to purchase or receive shares of Common Stock, $.01 par value, of the Company (“Common Stock”) or other incentive awards on terms determined under this Plan.

2. Administration.

2.1. Administration by Committee. The Plan shall be administered by the board of directors of the Company (the “Board of Directors”) or by a stock option or compensation committee (the “Committee”) of the Board of Directors. The Committee shall consist of not less than two directors of the Company and shall be appointed from time to time by the Board of Directors. Each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (including the regulations promulgated thereunder, the “1934 Act”) (a “Non-Employee Director”), and (ii) shall be an “outside director” within the meaning of Section 162(m) under the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder. The Committee shall have complete authority to award Incentives under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee’s decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants. If at any time there is no stock option or compensation committee, the term “Committee”, as used in the Plan, shall refer to the Board of Directors.

2.2. Delegation of Authority. The Company’s Chief Executive Officer may, on a discretionary basis and without Committee review or approval, grant options to purchase up to 5,000 shares each to new employees of the Company who are not officers of the Company. Such discretionary option grants shall not exceed 25,000 shares in total in any fiscal year. Subject to the foregoing limitations, the Chief Executive Officer shall determine from time to time (i) the new employees to whom grants will be made, (ii) the number of shares to be granted, and (iii) the terms and provisions of each option (which need not be identical).

3. Eligible Participants. Officers of the Company, employees of the Company or its subsidiaries, members of the Board of Directors, and consultants or other independent contractors who provide services to the Company or its subsidiaries shall be eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company or its subsidiaries and any performance objectives relating to such officers must be approved by the Committee. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated.

4. Types of Incentives. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options and non-statutory stock options (Section 6); (b) stock appreciation rights (“SARs”) (Section 7); (c) stock awards (Section 8); (d) restricted stock and restricted stock units (Section 8); and (e) performance awards (Section 9). Subject to the specific limitations provided in this Plan, payment of Incentives may be in the form of cash, Common Stock or combinations thereof as the Committee shall determine, and with such other restrictions as it may impose.

5. Shares Subject to the Plan.

5.1. Number of Shares. Subject to adjustment as provided in Section 10.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed 1,000,000 shares of Common Stock. Shares of Common Stock that are issued under the Plan or are subject to outstanding Incentives will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock subject to SARs granted under this Plan shall be counted in full against the 1,000,000 share limit, regardless of the number of shares of Common Stock actually issued upon the exercise of such SARs.

5.2. Cancellation. In the event that a stock option or SAR granted hereunder expires or is terminated or canceled unexercised as to any shares of Common Stock, such shares may again be issued under the Plan either pursuant to stock options, SARs or otherwise. In the event that shares of Common Stock are issued as restricted stock or pursuant to a stock award and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan, either as restricted stock, pursuant to stock awards or otherwise. The Committee may also determine to cancel, and agree to the cancellation of, Incentives in order to make a participant eligible for the grant of an Incentive at a lower exercise price than the incentive to be canceled.

5.3. Type of Common Stock. Common Stock issued under the Plan in connection with Incentives may be authorized and unissued shares or treasury stock, as designated by the Committee.

5.4. Limitation on Certain Grants. No person shall receive grants of stock options and SARs under the Plan that exceed, in the aggregate, 500,000 shares during any one fiscal year of the Company.

6. Stock Options. A stock option is a right to purchase shares of Common Stock from the Company. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1. Price. The option price per share shall be determined by the Committee, subject to adjustment under Section 10.6. Notwithstanding the foregoing sentence, except as permitted under Section 10.16, the option price per share shall not be less than the Fair Market Value of the Common Stock on the Date of Grant unless the stock option satisfies the provisions of Section 409A of the Code, including the rules and regulations thereunder (together, “Section 409A”).

6.2. Number. The number of shares of Common Stock subject to a stock option shall be determined by the Committee, subject to adjustment as provided in Section 10.6. The number of shares of Common Stock subject to a stock option shall be reduced in the same proportion that the holder thereof exercises a SAR if any SAR is granted in conjunction with or related to the stock option. Notwithstanding the foregoing, the limitation on grants under Section 5.4 shall apply to grants of stock options under the Plan.

6.3. Duration and Time for Exercise. Subject to earlier termination as provided in Section 10.4, the term of each stock option shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any stock option. Subject to the foregoing and with the approval of the Committee, all or any part of the shares of Common Stock with respect to which the right to purchase has accrued may be purchased by the Company at the time of such accrual or at any time or times thereafter during the term of the option.

6.4. Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable (a) in United States dollars upon exercise of the option and may be paid by cash, uncertified or certified check or bank draft; (b) unless otherwise provided in the option agreement, by delivery of shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; or (c) unless otherwise provided in the option agreement, by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the stock option shares of Common Stock in payment of all or any part of the exercise price and/or any related withholding tax obligations consistent with Section 10.8, which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Committee. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a stockholder.

6.5. Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options (as such term is defined in Section 422 of the Code):

(a) The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under all of the Company’s plans) shall not exceed $100,000. The determination will be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

(b) Any option agreement for an Incentive Stock Option under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.

(c) All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by Board of Directors or the date this Plan was approved by the stockholders.

(d) Unless sooner exercised, all Incentive Stock Options shall expire no later than ten years after the date of grant.

(e) The option price for Incentive Stock Options shall be not less than the Fair Market Value of the Common Stock subject to the option on the date of grant.

(f) If Incentive Stock Options are granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation, (i) the option price for such Incentive Stock Options shall be not less than 110% of the Fair Market Value of the Common Stock subject to the option on the date of grant and (ii) such Incentive Stock Options shall expire no later than five years after the date of grant.

7. Stock Appreciation Rights. An SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, the amount of which is determined pursuant to the formula set forth in Section 7.5. An SAR may be granted (a) with respect to any stock option granted under this Plan, either concurrently with the grant of such stock option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the stock option), or (b) alone, without reference to any related stock option. Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:

7.1. Price. The exercise price per share of any SAR granted without reference to a stock option shall be determined by the Committee, subject to adjustment under Section 10.6. Notwithstanding the foregoing sentence, except as permitted under Section 10.16, the exercise price per share shall not be less than the Fair Market Value of the Common Stock on the Date of Grant unless the SAR satisfies the provisions of Section 409A.

7.2. Number. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 10.6. In the case of an SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR relates shall be reduced in the same proportion that the holder of the option exercises the related stock option. Notwithstanding the foregoing, the limitation on grants under Section 5.4 shall apply to grants of SARs under the Plan.

7.3. Duration. Subject to earlier termination as provided in Section 10.4, the term of each SAR shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. The Committee may in its discretion accelerate the exercisability of any SAR.

7.4. Exercise. An SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the exercising holder certificates for the shares of Common Stock to which the holder is entitled pursuant to Section 7.5.

7.5. Issuance of Shares Upon Exercise. The number of shares of Common Stock which shall be issuable upon the exercise of an SAR shall be determined by dividing:

(a) the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of an SAR related to a stock option, the purchase price of the shares of Common Stock under the stock option or (2) in the case of an SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, subject to adjustment under Section 10.6); by

(b) the Fair Market Value of a share of Common Stock on the exercise date.

No fractional shares of Common Stock shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

8. Stock Awards, Restricted Stock, and Restricted Stock Units. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefor, as additional compensation for services to the Company. A share of restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price, if any, determined by the Committee and subject to restrictions on their sale or other transfer by the participant. A restricted stock unit is a right to receive one share of Common Stock at a future date that has been granted subject to terms and conditions, including a risk of forfeiture, established by the Committee. The transfer of Common Stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to the following terms and conditions:

8.1. Number of Shares. The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or as restricted stock or restricted stock units shall be determined by the Committee.

8.2. Sale Price. The Committee shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.

8.3. Restrictions. All shares of restricted stock transferred or sold by the Company hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:

(a) a prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

(b) a requirement that the holder of shares of restricted stock forfeit, or (in the case of shares sold to a participant) resell back to the Company at his or her cost, all or a part of such shares in the event of termination of his or her employment or consulting engagement during any period in which such shares are subject to restrictions;

(c) such other conditions or restrictions as the Committee may deem advisable.

8.4. Restrictions. In order to enforce the restrictions imposed by the Committee pursuant to Section 8.3, the participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend that refers to the Plan and the restrictions imposed under the applicable agreement. The Committee may provide that no certificates representing restricted stock be issued until the restriction period is over and further

8.5. End of Restrictions. Subject to Section 10.5, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant’s legal representative, beneficiary or heir.

8.6. Rights of Holders of Restricted Stock. Subject to the terms and conditions of the Plan, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to shares of restricted stock shall be paid to the participant currently.

8.7. Section 83(b) Election. The Committee may provide in an award agreement that the award of restricted stock is conditioned upon the participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a participant makes an election pursuant to Section 83(b) of the Code concerning a restricted stock award, the Participant shall be required to file promptly a copy of such election with the Company.

8.8. Rights of Holders of Restricted Stock Units. Participants who receive restricted stock units shall have no rights as stockholders with respect to such restricted stock units until such time as share certificates for Common Stock are issued to the participants; provided, however, that, to the extent provided by the Committee in the applicable award agreement, quarterly during the applicable restricted period for all restricted stock units awarded hereunder, the Company shall pay to each such participant an amount equal to the sum of all dividends and other distributions paid by the Company on that equivalent number of shares of Common Stock. Such payments, if any, shall be made at a time that satisfies the requirements of Section 409A.

9. Performance Awards. A performance award is a right to either a number of shares of Common Stock (“performance shares”) or a cash amount (“performance units”) determined (in either case) in accordance with this Section 9 based on the extent to which the applicable performance goals are achieved. A performance award shall be of no value to a participant unless and until earned in accordance with this Section 9. The maximum number of performance shares issuable under this Plan to any participant for any fiscal year shall be 500,000 shares.

9.1. Establishment of Performance Goals. Performance goals applicable to a performance award shall be established by the Committee in its absolute discretion on or before the date of grant and not more than a reasonable period of time after the beginning of the relevant performance period. Such performance goals for Performance Awards that are intended to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code shall be based on one or more of the following financial criteria: earnings per share, operating income, net income, cash flow, gross profit, gross profit return on investment, gross margin return on investment, gross margin, working capital, earnings before interest and tax (EBIT), earnings before interest, tax, depreciation and amortization (EBITDA), return on equity, return on assets, return on capital, revenue growth, total shareholder return, and economic value added. For Performance Awards that are intended to so qualify under Section 162(m), the targets shall be established within the required time period. The Committee, in its sole discretion, may modify the performance goals if it determines that circumstances have changed and modification is required to reflect the original intent of the performance goals; provided, however, that no such change or modification may be made to the extent it increases the amount of compensation payable to any participant who is a “covered employee” within the meaning of Code Section 162(m).

9.2. Levels of Performance Required to Earn Performance Awards. At or about the same time that performance goals are established for a specific period, the Committee shall in its absolute discretion establish the percentage of the performance awards granted for such performance period which shall be earned by the participant for various levels of performance measured in relation to achievement of performance goals for such performance period.

9.3. Other Restrictions. The Committee shall determine the terms and conditions applicable to any performance award, which may include restrictions on the delivery of Common Stock payable in connection with the performance award and restrictions that could result in the future forfeiture of all or part of any Common Stock earned. The Committee may provide that shares of Common Stock issued in connection with a performance award be held in escrow and/or legended.

9.4. Notification to Participants. Promptly after the Committee has established or modified the performance goals with respect to a performance award, the participant shall be provided with written notice of the performance goals so established or modified.

9.5. Measurement of Performance Against Performance Goals. The Committee shall, as soon as practicable after the close of a performance period, determine:

(a) the extent to which the performance goals for such performance period have been achieved; and

(b) the percentage of the performance awards earned as a result.

These determinations shall be absolute and final as to the facts and conclusions therein made and be binding on all parties. Promptly after the Committee has made the foregoing determination, each participant who has earned performance awards shall be notified, in writing thereof. For all purposes of this Plan, notice shall be deemed to have been given the date action is taken by the Committee making the determination. Participants may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of all or any portion of their performance awards during the performance period, except that performance awards may be transferable by assignment by a participant to the extent provided in the applicable performance award agreement.

9.6. Treatment of Performance Awards Earned. Upon the Committee’s determination that a percentage of any performance awards have been earned for a performance period, participants to whom such earned performance awards have been granted and who have been (or were) in the employ of the Company or a subsidiary thereof continuously from the date of grant, subject to the exceptions set forth at Section 9.9 hereof, shall be entitled, subject to the other conditions of this Plan, to payment in accordance with the terms and conditions of their performance awards. Such terms and conditions may permit or require that any applicable tax withholding be deducted from the amount payable. Performance awards shall under no circumstances become earned or have any value whatsoever for any participant who is not in the employ of the Company or its subsidiaries continuously during the entire performance period for which such performance award was granted, except as provided at Section 9.9 hereof.

9.7. Distribution. Distributions payable pursuant to Section 9.6 above shall be made as soon as practicable after the Committee determines the performance awards have been earned unless the provisions of Section 9.8 hereof are applicable to a participant.

9.8. Deferral of Receipt of Performance Award Distributions; Compliance with Section 409A. With the consent of the Committee, a participant who has been granted a performance award may elect to defer receipt of all or any part of any distribution associated with that performance award pursuant to the terms of a deferred compensation plan of the Company. In any such event, the agreement evidencing such performance award shall comply in all respects with the applicable requirements of Section 409A.

9.9. Non-Disqualifying Termination of Employment. The only exceptions to the requirement of continuous employment during a performance period for performance award distribution are termination of a participant’s employment by reason of death (in which event the performance award may be transferable by will or the laws of descent and distribution only to such participant’s beneficiary designated to receive the performance award or to the participant’s applicable legal representatives, heirs or legatees), total and permanent disability, with the consent of the Committee, or normal or late retirement or early retirement, with the consent of the Committee, occurring during the performance period applicable to the subject performance award. In such instance a distribution of the performance award shall be made, as of the end of the performance period, and 100% of the total performance award that would have been earned during the performance period shall be earned and paid out. If a participant’s termination of employment does not meet the criteria set forth above, but the participant had at least 15 years of employment with the Company or a subsidiary or any combination thereof, the Committee may allow distribution of up to 100% of the total performance award for the performance period(s) in which the termination of employment occurred, subject to any conditions that the Committee shall determine.

10. General.

10.1. Effective Date. The Plan will become effective upon its approval by the Company’s Board of Directors, subject to approval by the Company’s stockholders.

10.2. Duration. The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentives may be granted under the Plan after the tenth anniversary of the Effective Date of the Plan.

10.3. Limited Transferability of Incentives. No Incentive may be transferred, pledged or assigned by the holder thereof (except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the Plan or the Incentive); the Company shall not be required to recognize any attempted assignment of such rights by any participant; and the rights and interest of a Participant or any Beneficiary under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Participant or Beneficiary in the Plan shall be subject to any obligation or liability of such Participant or Beneficiary. Notwithstanding the preceding sentence, the following transfers and exercises of Incentives are permitted under this Plan:

(a) stock options or SARs may be transferred by the holder thereof to Employee’s spouse, children, grandchildren or parents (collectively, the “Family Members”), to trusts for the benefit of Family Members, or to partnerships or limited liability companies in which Family Members are the only partners or shareholders; or

(b) any stock options or SARs held by a participant may be assigned by court order to the participant’s former spouse in connection with a dissolution of their marriage, but only if the Committee determines, in its sole discretion, that the order satisfies such requirements of a “qualified domestic relations order” as are set forth in paragraphs (1) through (3) of Section 414(p) of the Internal Revenue Code of 1986, as amended (the “Code”), as if the Plan were a plan described in Code Section 401(a)(13). The federal income and payroll taxation of any Incentives assigned as provided in the preceding sentence shall be governed by the Code, Revenue Rulings 2002-22 and 2004-60 (as applicable), or any other applicable guidance published by the Internal Revenue Service or the Department of the Treasury.

(c) During a participant’s lifetime, a stock option or SAR may be exercised only by him or her, by his or her guardian or legal representative or by any of the transferees permitted by the preceding two paragraphs (a) and (b).

10.4. Effect of Termination or Death. In the event that a participant ceases to be an employee of or consultant to the Company for any reason, including death or disability, any Incentives may be exercised or shall expire at such times as may be set forth in the agreement, if any, applicable to the Incentive, or otherwise as determined by the Committee.

10.5. Restrictions under Securities Laws. Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

10.6. Adjustment. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and the other numbers of shares of Common Stock provided in the Plan, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

10.7. Incentive Plans and Agreements. Except in the case of stock awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as non-statutory stock options and in order to eliminate SARs with respect to all or part of such options and any other previously issued options. The Committee shall communicate the key terms of each award to the participant promptly after the Committee approves the grant of such award.

10.8. Withholding.

(a) The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR or upon vesting of restricted stock, the participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold, from the distribution or from such shares of restricted stock, shares of Common Stock having a value up to the minimum amount of withholding taxes required to be collected on the transaction. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

(b) Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.

10.9. No Continued Employment, Engagement or Right to Corporate Assets. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, a consultant, such persons’ beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

10.10. Payments Under Incentives. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive. Except as permitted under Section 10.16, payments and distributions may not be deferred under any Incentive unless the deferral complies with the requirements of Section 409A.

10.11. Amendment of the Plan. The Board may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall adversely change or impair, without the consent of the recipient, an Incentive previously granted. Further, no such amendment shall, without approval of the stockholders of the Company, (a) increase the maximum number of shares of Common Stock which may be issued to all participants under the Plan, (b) change or expand the types of Incentives that may be granted under the Plan, (c) change the class of persons eligible to receive Incentives under the Plan, or (d) materially increase the benefits accruing to participants under the Plan.

10.12. Amendment of Agreements for Incentives. Except as otherwise provided in this Section 10.12, the terms of an existing Incentive may be amended by agreement between the Committee and the participant. Notwithstanding the foregoing sentence, in the case of a stock option or SAR (a) without the prior approval of the Company’s stockholders, such Incentive will not be repriced, replaced, or regranted through cancellation, or by lowering the option price or exercise price of a previously granted Incentive, and (b) except as permitted under Section 10.16, no such amendment shall (i) extend the maximum period during which such Incentive may be exercised, either by extending the term of the Incentive or by extending the exercise period following termination of employment or any other applicable event, or (ii) reduce the exercise price per share below the Fair Market Value of the Common Stock on the date the Incentive was granted, unless, in either case, the deferral complies with the requirements of Section 409A.

10.13. Sale, Merger, Exchange or Liquidation. Unless otherwise provided in the agreement for an Incentive, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event as determined by the Committee (collectively a “transaction”), the Committee shall be authorized, in its sole discretion, to take any and all action it deems equitable under the circumstances, including but not limited to any one or more of the following:

(1) providing that the Plan and all Incentives shall terminate and the holders of (i) all outstanding vested options shall receive, in lieu of any shares of Common Stock they would be entitled to receive under such options, such stock, securities or assets, including cash, as would have been paid to such participants if their options had been exercised and such participant had received Common Stock immediately prior to such transaction (with appropriate adjustment for the exercise price, if any), (ii) performance shares and/or SARs that entitle the participant to receive Common Stock shall receive, in lieu of any shares of Common Stock each participant was entitled to receive as of the date of the transaction pursuant to the terms of such Incentive, if any, such stock, securities or assets, including cash, as would have been paid to such participant if such Common Stock had been issued to and held by the participant immediately prior to such transaction, and (iii) any Incentive under this Agreement which does not entitle the participant to receive Common Stock shall be equitably treated as determined by the Committee.

(2) providing that participants holding outstanding vested Common Stock based Incentives shall receive, with respect to each share of Common Stock issuable pursuant to such Incentives as of the effective date of any such transaction, at the determination of the Committee, cash, securities or other property, or any combination thereof, in an amount equal to the excess, if any, of the Fair Market Value of such Common Stock on a date within ten days prior to the effective date of such transaction over the option price or other amount owed by a participant, if any, and that such Incentives shall be cancelled, including the cancellation without consideration of all options that have an exercise price below the per share value of the consideration received by the Company in the transaction.

(3) providing that the Plan (or replacement plan) shall continue with respect to Incentives not cancelled or terminated as of the effective date of such transaction and provide to participants holding such Incentives the right to earn their respective Incentives on a substantially equivalent basis (taking into account the transaction and the number of shares or other equity issued by such successor entity) with respect to the equity of the entity succeeding the Company by reason of such transaction.

(4) providing that all unvested, unearned or restricted Incentives, including but not limited to restricted stock for which restrictions have not lapsed as of the effective date of such transaction, shall be void and deemed terminated, or, in the alternative, for the acceleration or waiver of any vesting, earning or restrictions on any Incentive.

The Board may restrict the rights of participants or the applicability of this Section 10.12 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation. The grant of an Incentive award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

10.14. Definition of Fair Market Value. For purposes of this Plan, the “Fair Market Value” of a share of Common Stock at a specified date shall, unless otherwise expressly provided in this Plan, be the amount which the Committee determines in good faith to be 100% of the fair market value of such a share as of the date in question. Notwithstanding the foregoing:

(1) If such shares are listed on a U.S. securities exchange or are quoted on the Nasdaq National Market or Nasdaq Capital Market (“Nasdaq”), then Fair Market Value shall be determined by reference to the last sale price of a share of Common Stock on such U.S. securities exchange or Nasdaq on the applicable date. If such U.S. securities exchange or Nasdaq is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on such U.S. securities exchange or Nasdaq.

(2) If such shares are publicly traded but are not listed on a U.S. securities exchange or quoted on Nasdaq, then Fair Market Value shall be determined by reference to the trading price of a shares of Common Stock on such date (or, if the applicable market is closed on such date, the last date on which the Common Stock was publicly traded), by a method consistently applied by the Committee.

(3) If such shares are not publicly traded, then the Committee’s determination will be based upon a good faith valuation of the Company’s Common Stock as of such date, which shall be based upon such factors as the Committee deems appropriate and shall be accomplished in a manner consistently applied to Incentives under the Plan.

10.15. Definition of Grant Date. For purposes of this Plan, the “Grant Date” of an Incentive shall be the date on which the Committee approved the award or, if later, the date on which (1) the participant is no longer able to negotiate the terms of the award and (2) it is expected that the key terms of the award will be communicated within a relatively short period of time.

10.16. Compliance with Section 409A. The Plan and the agreement for each Incentive shall be interpreted and administered so as to be exempt from the requirements of Section 409A or to comply with such requirements. Notwithstanding the foregoing, Incentives may be awarded or amended in a manner which does not comply with Section 409A, but only if and to the extent that the Committee specifically provides in written resolutions that the Incentive or amendment is not intended to comply with Section 409A.

10.17. Prior Plan. Notwithstanding the adoption of this Plan by the Board and its approval by the stockholders, the Company’s 2000 Stock Incentive Plan, as it has been amended from time to time (the “Prior Plan”), shall remain in effect, and all grants and awards made under the Prior Plan shall be governed by the terms of the Prior Plans. The Committee shall not make any additional grants under the Prior Plan.